UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-34354	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, route d’Arlon Luxembourg City		L-1150
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: +352 24 69 79 00

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company (the “Annual Meeting”) was held on May 16, 2012. 23,320,637 shares of common stock were outstanding on the record date for the Annual Meeting (March 15, 2012) and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of shareholders at the meeting were as follows.

(i) The following directors were elected at the meeting by the following vote:

Name	For	Withheld	Broker Non-Votes
William C. Erbey	17,118,460	1,135,537	3,310,111
W. Michael Linn	17,909,413	344,584	3,310,111
Roland Müller-Ineichen	17,909,413	344,584	3,310,111
William B. Shepro	18,064,233	189,764	3,310,111
Timo Vättö	17,909,413	344,584	3,310,111

(ii) Deloitte & Touche LLP was approved as the Company’s independent registered certified public accounting firm for 2012 and Deloitte Audit S.à r.l. was approved as the Company’s certified auditor for all statutory accounts as required by Luxembourg law for the same period by the following vote:

Name	Votes
For:	21,559,604
Against:	1,853
Abstain:	2,651
Broker Non-Votes	N/A

(iii) The Share Repurchase Program was approved by the following vote:

Name	Votes
For:	15,467,567
Against:	2,785,606
Abstain:	824
Broker Non-Votes	3,310,111

(iv) Altisource Portfolio Solutions S.A.’s annual accounts prepared in accordance with Luxembourg GAAP and its consolidated financial statements prepared in accordance with U.S. GAAP, including a footnote reconciliation of equity and net income to IFRS, in each case for the year ended December 31, 2011 (together the “Luxembourg Statutory Accounts”) were approved by the following vote:

Name	Votes
For:	18,252,160
Against:	629
Abstain:	1,208
Broker Non-Votes	3,310,111

(v) The Directors’ reports on the Luxembourg Statutory Accounts for the year ended December 31, 2011 were received and approved by the following vote:

Name	Votes
For:	18,240,715
Against:	566
Abstain:	12,716
Broker Non-Votes	3,310,111

(vi) The allocation of the results for the year ended December 31, 2011 was approved by the following vote:

Name	Votes
For:	18,250,245
Against:	1,176
Abstain:	2,576
Broker Non-Votes	3,310,111

(vii) The discharge of each of the current and past directors of the Company for the performance of their mandate during the year ended December 31, 2011 was approved by the following vote:

Name	Votes
For:	18,204,850
Against:	43,034
Abstain:	6,113
Broker Non-Votes	3,310,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALTISOURCE PORTFOLIO SOLUTIONS S.A. (Registrant)

By:	/s/ MICHELLE D. ESTERMAN
Michelle D. Esterman
Chief Financial Officer
Date: May 17, 2012

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